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                                                                   EXHIBIT 10.32

                                JOINDER AGREEMENT

          (Pursuant to Section 5.10(a) of the Participation Agreement)

        THIS JOINDER AGREEMENT (as amended, modified, supplemented, restated and/or replaced from time to time, the "Agreement"), dated as of March 3, 2000, is by and between SEAGATE SOFTWARE NETWORK & STORAGE MANAGEMENT GROUP, INC. a Delaware corporation (the "Company"), and BANK OF AMERICA, N.A. (as successor to NationsBank, N.A.), as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement dated as of April 23, 1999 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among VERITAS OPERATING CORPORATION (formerly known as Veritas Software Corporation), as the Construction agent and the Lessee, the various parties thereto from time to time, as the Guarantors, First Security Bank, National Association, as the Owner Trustee under the VS Trust 1999-1, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, and the Agent.

        The Company is either a Domestic Subsidiary or the Parent, and, consequently, the Credit Parties are required by Section 8.3(s) of the Participation Agreement to cause the Company to become a "Guarantor".

        Accordingly, the Company hereby agrees as follows with the Agent, for the benefit of the Financing Parties:

        1. The Company hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Company will be deemed to be a party to the Participation Agreement and a "Guarantor" for all purposes of the Participation Agreement and all other Operative Agreements, and shall have all of the obligations of a Guarantor under the Operative Agreements as if the Company had executed the Participation Agreement. The Company hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Operative Agreements. Without limiting the generality of the foregoing terms of this paragraph 1, the Company hereby (i) jointly and severally together with the other Guarantors, guarantees to each Financing Party, as provided in Sections 6B.1 through 6B.8 of the Participation Agreement, the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

        2. (a) The provisions of Section 6B of the Participation Agreement shall remain in full force and effect notwithstanding (i) any release of any Credit Party from any liability with respect to the Company Obligations; or (ii) any release or subordination of any real or personal

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property now or hereafter held by the Agent as security for the performance of the Company Obligations:

           (b) The Company expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433;

           (c) The Company hereby waives any and all defenses, including but not limited to the Company's defense of estoppel discussed in Union Bank vs. Gradsky
(1968) 265 Cal.App.2d 40, based upon a foreclosure against all or any part of the real property security for the indebtedness evidenced by the Notes or Holder Certificates pursuant to the power of sale contained in any Operative Agreement as opposed to proceeding by way of judicial foreclosure. The Company waives all rights and defenses arising out of an election of remedies by the Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Company's rights of subrogation and reimbursement by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

           (d) The Company hereby waives all rights and defenses that the Company may have because any of the Company Obligations are secured by real property. This means, among other things: (1) The Agent may collect from the Company without first foreclosing on any real or personal property collateral pledged by any other Person, including without limitation, Lessee or any of its Subsidiaries; (2) If the Agent forecloses on any real property collateral pledged by any Credit Party: (A) the amount of debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (B) the Agent may collect from any Credit Party even if the Agent, by foreclosing on the real property collateral, has destroyed any right the Company may have to collect from any other Credit Party. This is an unconditional and irrevocable waiver of any rights and defenses the Company may have because the Company Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

           (e) In the case of a power of sale foreclosure under any Operative Agreement, the fair market value of the real property collateral shall be conclusively deemed to be the amount of the successful bid at the foreclosure sale. The Company waives any rights or benefits it may now or hereafter have to a fair value hearing under Section 580a of the California Code of Civil Procedure. The Agent shall have absolutely no obligation to make a bid at any foreclosure sale, but rather may make no bid or bid any amount which the Agent, in its sole discretion, deems appropriate.

           (f) The Agent acknowledges that the provisions of this Section 6B.9 are intended to constitute a waiver of any rights and defenses the Company may now or hereafter have as a "guarantor" to the extent any Operative Agreement executed by the Company is construed to be in whole or in part a guaranty of the Company Obligations.

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        3. THE COMPANY HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES TO THE
PROVISIONS OF SECTION 12.7 OF THE PARTICIPATION AGREEMENT, INCLUDING WITHOUT LIMITATION THOSE PROVISIONS REGARDING GOVERNING LAW, SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL AND VENUE. THIS PROVISION HAS BEEN SPECIFICALLY REVIEWED BY THE COMPANY.

        4. The chief executive office and principal place of business of the Company are located at the location(s) set forth on Schedule 1 attached hereto.

        5. All notices and other communications to be delivered to the Company shall be directed to the Company at its address set forth in Section 12.2 of the Participation Agreement or such other address as may be specified, in accordance with the terms of the Participation Agreement, by the Company from time to time.

        6. The Company hereby waives acceptance by the Financing Parties of the guaranty by the Company under Sections 6B.1 through 6B.8 of the Participation Agreement upon the execution of this Agreement by the Company.

        7. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

        8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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        IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Financing Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                 SEAGATE SOFTWARE NETWORK &
                                 STORAGE MANAGEMENT GROUP, INC.

                                 By: /s/ KEVIN OLSON
                                     ----------------------------------
                                 Name: Kevin Olson
                                 Title: Treasurer


                                 Acknowledged and accepted:

                                 BANK OF AMERICA, N.A.,
                                 as the Agent

                                 By: /s/ DOUGLAS T. MECKELNBURG
                                     ----------------------------------
                                 Name: Douglas T. Meckelnburg
                                 Title: Vice President
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                                   Schedule 1

            Seagate Software Network & Storage Management Group, Inc.
                              1600 Plymouth Street
                         Mountain View, California 94043